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EXHIBIT 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2002 Stock Incentive Plan and 401(k) Plan of Cimarex Energy Co. of our report dated May 8, 2002 (except as to the first paragraph of Note 1, as to which the date is August 13, 2002), with respect to the consolidated financial statements of Cimarex Energy Co. included in its Registration Statement (Form S-4 No. 333-87948), filed with the Securities and Exchange Commission.

Ernst & Young LLP

Tulsa, Oklahoma
September 30, 2002

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  EXHIBIT 23.1
Consent of Independent Auditors